®                                                                 News Release

Cory T. Walker

May 21, 2013                                                                        Chief Financial Officer

                                                                                              (386) 239-7250

BROWN & BROWN, INC. ENTERS INTO AGREEMENT

TO ACQUIRE BEECHER CARLSON HOLDINGS, INC.;

CONFERENCE CALL SCHEDULED TODAY, MAY 21, AT 4:00 P.M. EDT

(Daytona Beach and Tampa, Florida) .. . . J. Powell Brown, Chief Executive Officer and President of Brown & Brown, Inc. (NYSE:BRO), today announced that Brown & Brown, Inc. has entered into a merger agreement to acquire Beecher Carlson Holdings, Inc. (“Beecher Carlson”), an insurance and risk management broker with operations that include retail brokerage, program management and captive management, from Austin Ventures, FSPM and a group of individual employee and non-employee equityholders. The transaction is expected to close in July of 2013 and is subject to customary closing conditions, including regulatory approval. The transaction will be a cash acquisition and is not subject to financing conditions.

Today, May 21, 2013, J. Powell Brown, J. Scott Penny, Regional President and Chief Acquisitions Officer, and Cory T. Walker, Senior Vice President and Chief Financial Officer of Brown & Brown, Inc., along with Beecher Carlson senior executive officers Steve Denton and Dan Donovan, will host an investor update conference call concerning this transaction. You are invited to listen to the call, which will be broadcast live on Brown & Brown’s Internet site at 4:00 p.m. EDT. Simply log on to www.bbinsurance.com and click on “Investor Relations” and then “Calendar of Events”. A presentation containing additional material regarding the transaction will also be available at this link.

If you are unable to listen during the live webcast, audio from the conference call will be available commencing two hours after the end of the live broadcast until midnight (EDT) on Monday, June 3, 2013.  To access this replay, dial 1-888-203-1112 or 1-719-457-0820 and, when prompted, enter replay access code 8171635. Audio will also be archived on Brown & Brown’s website, www.bbinsurance.com, for 60 days after the live broadcast. To access the website replay, go to “Investor Relations” and click on “Calendar of Events”. Windows Media Player software and at least a 28.8 kbps connection to the Internet are required to access and listen to this broadcast.

Beecher Carlson Holdings, Inc., through its subsidiaries, had total annual net revenues for 2012 of $105.6 million.

As part of this transaction:

•	Steve Denton, Beecher Carlson’s current President, will be named a Regional Vice President of Brown & Brown, Inc. and will serve as the CEO of Beecher Carlson.
•	Dan Donovan, Beecher Carlson’s current Chief Executive Officer, will serve as Executive Chairman of Beecher Carlson.
•	Messrs. Denton and Donovan will both be actively involved in the day-to-day operations of Beecher Carlson and will also join Brown & Brown, Inc.’s Leadership Council.

The large account division will remain intact, operating as Beecher Carlson under its current leadership based in Atlanta, Georgia. The middle-market retail offices in Oregon, Arizona and Mississippi will become part of the existing Brown & Brown Retail Division. The OnPoint programs will become a part of Brown & Brown’s National Programs Division.

Powell Brown stated, “This transaction brings many exciting opportunities to Brown & Brown. Beecher Carlson enjoys an enviable position in the industry segments in which it operates, especially in the large account space. We are bringing together great people and a shared customer service and sales culture. The addition of Beecher Carlson to the Brown & Brown team offers us an expanded footprint, new opportunities, enhanced resources and a strong leadership team to facilitate a seamless transition into Brown & Brown.”

Dan Donovan stated, “This combination with Brown & Brown is very positive for our clients and employees and we look forward to continuing to build out the Beecher Carlson large account platform. Further, I have been working closely with Steve Denton and the entire Beecher Carlson leadership team and know Steve is the right person to lead the large account group to new heights as part of Brown & Brown.”

Steve Denton said, “Brown & Brown is well known as one of the best run operations in the insurance distribution field. With our expertise in the large corporate arena, we represent a focused channel for growth for Brown & Brown. I also want to congratulate Dan Donovan, our leaders, and our dedicated employees for building the foundation of passionate client service, innovative products and services, and accountability around operational excellence. This foundation will serve us well as we invest and grow our brand as part of the Brown & Brown enterprise.”

The total net consideration is $336.5 million ($360 million in cash with adjustments for working capital and the value of net tax operating loss carryforwards).

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and related services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, Brown & Brown is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. Beecher Carlson is ranked by Business Insurance magazine as the United States 27th largest such intermediary.

Brown & Brown’s Web address is www.bbinsurance.com. Beecher Carlson’s current operations can be reviewed at their web address located at www.beechercarlson.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those associated with this acquisition; the appointments of those individuals currently employed by Beecher Carlson to the above-described positions with Brown & Brown after the transaction; the integration of the current Beecher Carlson operations with Brown & Brown after the transaction; the combination of Beecher Carlson with Brown & Brown being the best opportunity for Beecher Carlson’s current clients and employees; Steve Denton being the best person to continue to lead the large account division into the future as part of Brown & Brown; the future benefits for Dan Donovan, Steve Denton and the Beecher Carlson team as part of Brown & Brown; and the unlimited opportunities for the combined Beecher Carlson and Brown & Brown organizations for near-term and future growth. These statements are not historical facts, but instead represent only Brown & Brown’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown’s control. It is possible that actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to: Brown & Brown’s consummation and integration of the announced acquisition, including adequately addressing any matters analyzed in the due diligence process; Brown & Brown’s ability to obtain the financing that it is pursuing for the transaction as the Merger Agreement does not include a financing condition to Brown & Brown’s obligation to close; Brown & Brown’s ability to retain Beecher Carlson’s customers following the transaction; the post-transaction performance of the operations acquired from Beecher Carlson combined with Brown & Brown’s operations; material adverse changes in the business and financial condition of Beecher Carlson, Brown & Brown, or both, and their respective customers; material adverse changes in economic conditions in the markets Brown & Brown serves and in the general economy; management’s decisions after the transaction regarding employment positions with Brown & Brown; the inability of certain individuals to fill certain positions with Brown & Brown after the transaction; changes to management’s strategy, including the future strategic decisions regarding its insurance carrier relationships and/or the products and services it offers its distribution partners; future regulatory actions and conditions in the states in which Brown & Brown conducts its business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the occurrence of adverse economic conditions; an adverse regulatory climate; and a disaster in California, Florida, Georgia, Indiana, Louisiana, Massachusetts, Michigan, New Jersey, New York, Oregon, Pennsylvania, Texas, Virginia and Washington because a significant portion of business written by Brown & Brown is for customers located in these states; and the inherent uncertainty in making estimates, judgments, and assumptions in the preparation of financial statements in accordance with generally accepted accounting principles in the United States of America. Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown’s financial results and condition, as well as its other achievements, is contained in Brown & Brown’s filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and Brown &

Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.

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